                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                 -------------------------------------------
                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): June 1, 2005

                   --------------------------------------

                                CENVEO, INC.
           (Exact name of registrant as specified in its charter)

           Colorado                    1-12551                  84-1250533
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                    Identification No.)
                 ------------------------------------------

                          8310 S. VALLEY HWY. #400
                                ENGLEWOOD, CO
                  (Address of principal executive offices)

                                    80112
                                 (Zip Code)

                 ------------------------------------------

     Registrant's telephone number, including area code: (303) 790-8023

                 ------------------------------------------

                               NOT APPLICABLE
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01         REGULATION FD DISCLOSURE.

On June 1, 2005, Cenveo, Inc. announced certain cost-cutting measures, including the elimination of approximately 125 primarily management positions, which are expected to result in cost savings of $9 million in 2005 and annualized savings of $20 million. The estimated cost of these job eliminations in 2005 is estimated to be approximately $5 million to $6 million, consisting primarily of severance obligations to the affected employees. The company's press release dated June 1, 2005, is attached hereto as Exhibit 99.1.

The foregoing information (including Exhibit 99.1) is intended to be furnished under Item 7.01 "Regulation FD Disclosure" in accordance with Securities and Exchange Commission Release No. 33-8400. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Cenveo, Inc.
                                      ------------
                                      (Registrant)

                                       By: /s/ Michel P. Salbaing
                                          ------------------------------
                                          Michel P. Salbaing
                                          Sr. Vice President and CFO and
                                          acting CEO
Date: June 1, 2005